Exhibit 99.1

December 23, 2020	OTCQB: SVBL, TSX: SVB

SILVER BULL ANNOUNCES VOTING RESULTS OF SPECIAL MEETING OF SHAREHOLDERS

VANCOUVER, BC – (December 23, 2020) – Silver Bull Resources, Inc. (TSX: SVB, OTCQB: SVBL) (“Silver Bull” or the “Company”) announces the detailed voting results of the proposals considered at its special meeting of shareholders held on December 22, 2020 (the “Meeting”). A total of 14,841,843 or 50.23% of the Company’s issued and outstanding shares were represented at the Meeting. The following provides the voting results for each of the resolutions:

Proposal	Votes For	Votes For as a % of Outstanding Shares	Votes Against	Votes Against as a % of Outstanding Shares	Votes Abstain	Votes Abstained as a % of Outstanding
Increase Authorized Shares of Common Stock	10,609,621	35.91%	3,692,732	12.50%	539,490	1.83%
Change the Company’s Name	12,396,166	41.96%	2,169,066	7.34%	276,611	0.94%

As the proposals involved amendments to the Company's articles of incorporation, approval from a majority of the outstanding shares of Silver Bull common stock was required. As a majority in favour was not received for either proposal, neither proposal was approved.

President and CEO, Tim Barry stated: “We would like to thank those shareholders who took the time to vote on these matters that are very important to the future growth and advancement of the Company, however also express our great disappointment that shareholders owning half of the Company’s outstanding shares chose not to vote on what should be considered routine and uncontroversial matters. As mentioned in previous news releases, leading independent proxy advisor firms Institutional Shareholder Services (ISS) and Glass Lewis & Co. had recommended shareholders vote “FOR” both proposals.

So it is very clear to all shareholders, management must now consider all available options for our next step. We see great potential for the Company’s Sierra Mojada Project as well as in Kazakhstan with the Beskauga Project, should it pass due diligence, and we will seek to find alternative ways to finance and move these projects forward.”

Full details of the proposals are fully described in the Company’s definitive proxy statement filed on November 6, 2020 available on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov.

About Silver Bull

Silver Bull is a Vancouver-based mineral exploration company whose shares are listed on the TSX and trade on the OTCQB in the United States. Silver Bull recently signed an Option Agreement to acquire the Beskauga Copper-Gold Project, located in North Eastern Kazakhstan. This agreement is subject to on the ground due diligence, which is now underway, and is expected to be completed on or before January 15, 2021. In addition, Silver Bull owns the Sierra Mojada Project which is located 150 kilometers north of the city of Torreon in Coahuila, Mexico, and is highly prospective for silver and zinc. Sierra Mojada is currently under a joint venture option with South32 International Investment Holdings Pty Ltd.

On behalf of the Board of Directors

“Tim Barry”

Tim Barry, CPAusIMM

Chief Executive Officer, President and Director

INVESTOR RELATIONS:

+1 604 687 5800

info@silverbullresources.com

Cautionary note regarding forward looking statements: Certain statements in this news release are “forward-looking” within the meaning of applicable securities legislation. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “continue”, “plans” or similar terminology. Forward-looking statements include, but are not limited to, statements relating to ways to finance and move forward the Sierra Mojada Project and Beskauga Project and the completion of due diligence in respect of the Beskauga Option Agreement. Forward-looking statements are necessarily based upon the current belief, opinions and expectations of management that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political and social uncertainties and other contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, among others, market prices, metal prices, availability of capital and financing, general economic, market or business conditions, as well as other risk factors set out under the heading “Risk Factors” in the Annual Report on Form 10-K for the year ended October 31, 2019, which is available on SEDAR at www.sedar.com. Investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.